a.k.a. Brands Holding Corp. Announces Preliminary Fourth Quarter and Fiscal 2024 Results
Net Sales Increased 6.8% Compared to the Fourth Quarter of 2023, with U.S. Net Sales up 21.6%
Raised Adjusted EBITDA1 Guidance to be Between $6.0 million and $6.2 Million in the Fourth Quarter

SAN FRANCISCO – January 13, 2025 – a.k.a. Brands Holding Corp. (NYSE: AKA), a portfolio of next generation fashion brands, today announced preliminary financial results for the fourth quarter and fiscal year ended December 31, 2024.
Preliminary Results for the Fourth Quarter
•Net sales increased 6.8% to approximately $159.0 million, compared to $148.9 million in the fourth quarter of 2023.
•In the U.S., net sales increased 21.6% to approximately $96.1 million, compared to $79.1 million in the fourth quarter of 2023.
•The company now expects adjusted EBITDA1 to be between $6.0 million and $6.2 million in the fourth quarter, compared to $1.3 million in the fourth quarter of 2023.
Preliminary Results for the Full Year 2024
•Net sales increased 5.2% to approximately $574.7 million, compared to $546.3 million for fiscal year 2023.
•Net sales in the U.S. increased 16.9% to approximately $368.8 million, compared to $315.5 million for fiscal year 2023.
•The company now expects adjusted EBITDA1 to be between $23.0 to $23.2 million for the full year 2024, compared to $13.8 million for fiscal year 2023.
“Our strong fourth quarter preliminary results exceeded our expectations on both the top and bottom lines,” said Ciaran Long, Chief Executive Officer. “Net sales increased 6.8% to $159 million, with notable strength in our U.S. business where sales grew 21.6% to $96 million. Further demonstrating the power of our business model, we are raising our adjusted EBITDA expectations to be between $6.0 and $6.2 million.”
“I am pleased to report that in addition to the strength across our direct-to-consumer channel, our omnichannel initiatives are gaining momentum. Based on Petal & Pup’s success in 40 Nordstrom stores in the Fall, Petal & Pup is expected to be available at all Nordstrom stores this Spring. Additionally, Princess Polly opened two new stores in California in the fourth quarter and is on track to open its first store in New York City early this year. Our strong fourth-quarter results, combined with continued progress across our strategic initiatives, highlight the significant growth opportunities ahead and our ability to deliver value over the long-term.”
Today the Company also announced that Ciaran Long has been appointed to Chief Executive Officer, effective immediately. For more details please reference the related press release on the investor relations website www.ir.aka-brands.com.
The foregoing results are preliminary and remain subject to the completion of normal quarter end accounting procedures and closing adjustments. It is possible that the final results may differ from the preliminary results.
Use of Non-GAAP Financial Measures and Other Operating Metrics
In addition to results determined in accordance with accounting principles generally accepted in the United States of America (GAAP), management utilizes certain non-GAAP performance measures such as adjusted EBITDA for purposes of evaluating ongoing operations and for internal planning and forecasting purposes. We believe that this non-GAAP operating measure, when reviewed collectively with our GAAP financial information, provide useful supplemental information to investors in assessing our operating performance. The non-GAAP financial measures
1 The Company has not provided a quantitative reconciliation of its adjusted EBITDA outlook to GAAP net income outlook because it is unable to project certain reconciling items, such as income taxes.

should not be considered in isolation or as a substitute for the GAAP financial measures. The non-GAAP financial measures used by the Company may be different from similarly-titled non-GAAP financial measures used by other companies.
About a.k.a. Brands
a.k.a. Brands is a portfolio of next-generation fashion brands for the next generation of consumers. Each brand in the a.k.a. portfolio targets a distinct Gen Z and millennial audience, creates authentic and inspiring social content and offers quality exclusive merchandise. a.k.a. Brands leverages its next-generation retail platform to help each brand accelerate its growth, scale in new markets and enhance its profitability. Current brands in the a.k.a. Brands portfolio include Princess Polly, Culture Kings, mnml and Petal & Pup.
Forward-Looking Statements & Preliminary Financial Information
Certain statements made in this release are “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose,” “preliminary” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements, including statements regarding preliminary results for the fourth quarter and year ended December 31, 2024. The preliminary financial information and outlook presented in this release are estimates based on information available to management as of the date of this release, have not been reviewed or audited by the Company’s independent registered accounting firm, and are subject to change. There can be no assurance that the Company’s actual results will not differ from the preliminary financial information presented in this release. The preliminary financial information presented in this release should not be viewed as a substitute for full financial statements prepared in accordance with GAAP.
These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.
Important factors, among others, that may affect actual results or outcomes include risks and uncertainties, related to the Company’s preliminary financial results for the three months and year ended December 31, 2024, including that final results may differ due to the completion of the financial closing procedures and/or the annual audit process; the effects of economic downturns and unstable market conditions; our ability in the future to continue to comply with the New York Stock Exchange’s (NYSE) listing standards and maintain the listing of our common stock on the NYSE; risks related to doing business in China; our ability to anticipate rapidly-changing consumer preferences in the apparel, footwear and accessories industries; our ability to execute our strategic initiatives, including transitioning Culture Kings to a data-driven, short lead time merchandising cycle; our ability to acquire new customers, retain existing customers or maintain average order value levels; the effectiveness of our marketing and our level of customer traffic; merchandise return rates; our ability to manage our inventory effectively; our success in identifying brands to acquire, integrate and manage on our platform; our ability to expand into new markets; the global nature of our business, including international economic, geopolitical instability (including the ongoing Russia-Ukraine and Israel-Palestine wars), legal, compliance and supply chain risks; interruptions in or increased costs of shipping and distribution, which could affect our ability to deliver our products to the market; our use of social media platforms and influencer sponsorship initiatives, which could adversely affect our reputation or subject us to fines or other penalties; fluctuating operating results; the inherent challenges in measuring certain of our key operating metrics, and the risk that real or perceived inaccuracies in such metrics may harm our reputation and negatively affect our business; the potential for tax liabilities that may increase the costs to our consumers; our ability to attract and retain highly qualified personnel, including key members of our leadership team; fluctuations in wage rates and the price, availability and quality of raw materials and finished goods, which could increase costs; foreign currency fluctuations; and other risks and uncertainties set forth in the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the

year ended December 31, 2023, quarterly reports on Form 10-Q and any other periodic reports that the Company may file with the Securities and Exchange Commission (the SEC). a.k.a. Brands does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Investor Contact
investors@aka-brands.com
Media Contact
media@aka-brands.com